UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012 (September 21, 2012)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-7246	95-2636730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000 Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-860-5800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 21, 2012, PDC Energy, Inc. (the “Company”) entered into that certain Sixth Amendment (the “Sixth Amendment”) to its Second Amended and Restated Credit Agreement, dated as of November 5, 2010, as previously amended, with JPMorgan Chase Bank, N.A. as Administrative Agent and other Lenders party thereto (the “Credit Agreement”). The Sixth Amendment includes certain changes to facilitate the refinancing of the Company’s 12% Senior Notes due 2018 and increases the amount of senior note indebtedness and refinancing indebtedness permitted under the Credit Agreement.

The foregoing summary of the Sixth Amendment in this Current Report on Form 8-K is qualified in its entirety by reference to the copy of the Sixth Amendment, the full text of the same being attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In recognition of Mr. James Trimble’s contributions the Company as Chief Executive Officer and President and to show its continuing support of him in such role, the Board of Directors of the Company approved a new Executive Severance Compensation Plan (the “Severance Plan”) that was executed on September 24, 2012 and that will cover Mr. Trimble and all future senior executives hired by the Company. The purpose of the new Severance Plan is to provide competitive severance compensation to Mr. Trimble and to such future executives to ensure his and their continued employment and attention and dedication to duty notwithstanding the possibility or threat of a termination of employment or a change in control. This new Plan will run simultaneously to Mr. Trimble’s current employment agreement until the employment agreement expires on June 30, 2013, at which time Mr. Trimble will be covered solely under the terms of this new Severance Plan. Until the expiration of his employment agreement, he is only entitled to the greater of the severance benefits provided in his employment agreement or the severance benefits provided under the Severance Plan, but not both severance benefits. Prior to a change in control, the Company may reduce any participant’s benefit or terminate the Severance Plan in its entirety upon one year’s notice to the affected participants.

Under the terms of the new Severance Plan, in the event of Mr. Trimble’s termination by the Company without cause or by Mr. Trimble for “Good Reason” as defined in the Severance Plan, Mr. Trimble would receive two times his then current base salary and target bonus. If such a termination occurs within two years following a change of control of the Company, his severance amount would be three times his then current base salary and target bonus plus a pro-rata target bonus for the year in which his termination occurs. Any new senior executive would receive one and one-half times base salary and target bonus if termination occurs by the Company without cause or by the executive for “Good Reason,” as defined in the Severance Plan. If such a termination occurs within two years following a change of control of the Company, the severance amount for such executive would increase to two and one-half times base salary and target bonus plus a pro-rata bonus for the year in which the termination occurs. In all events in which severance is payable under the Severance Plan, the executive and any dependents, if covered at the time of termination under the Company’s group health plans, shall continue to receive coverage under such plans at the Company’s cost throughout the period of time that the executive is eligible for federal COBRA health continuation coverage. Any payments would be subject to a signed release by the executive which includes a one year non-compete and up to a two-year non-solicitation provision. Each participant in the Severance Plan is also deemed to agree to comply with any compensation recoupment or “clawback” policy instituted by the Company.

The foregoing description is subject to and qualified in its entirety by the actual terms of the Severance Plan document, which is attached to this report as Exhibit 10.2 and is incorporated by reference.

Item 7.01	Regulation FD Disclosure.

Taking into account expected third-party takeaway capacity availability, the Company currently expects that its production for 2012 will be approximately 51.5 Bcfe. The Company’s expectations with respect to future production are subject to a wide variety of risks, including those related to the availability of adequate midstream services and infrastructure, the timing of the receipt of necessary permits, and other risks described and referenced in the “Risk Factors” sections of its Annual Report on Form 10-K for the year ended December 31, 2011, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, and its other filings with the Securities and Exchange Commission.

The Company has previously disclosed its intention to pursue, beginning in the fall of 2010 and extending through 2013, the acquisition of the limited partnership units held by non-affiliated investor partners in the drilling partnerships that the Company has sponsored. It appears unlikely that the Company will budget for the acquisition of the largest remaining partnership in 2013.

In September 2012, the Company entered into a swap covering 190,000 bbls of oil at $91.06, and a collar covering 380,000 bbls of oil with a floor price of $80 and a ceiling price of $101, each for production during 2014.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company’s business, financial condition, results of operations and prospects. All statements other than statements of historical fact included in and incorporated by reference into this report are forward-looking statements. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements herein. Forward-looking statements are inherently subject to risks and uncertainties, including risks and uncertainties incidental to the exploration for, and the acquisition, development, production and marketing of natural gas and oil, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, those referenced in the Company’s filings with the Securities and Exchange Commission, which are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Sixth Amendment to the Second Amended and Restated Credit Agreement, dated as November 5, 2010, by and among the Company as Borrower, certain of its Subsidiaries, JPMorgan Chase Bank, N.A. as Administrative Agent and various other banks as Lenders.

10.2	Executive Severance Compensation Plan, executed September 24, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2012

PDC ENERGY, INC.

By: /s/ Daniel W. Amidon

Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sixth Amendment to the Second Amended and Restated Credit Agreement, dated as November 5, 2010, by and among the Company as Borrower, certain of its Subsidiaries, JPMorgan Chase Bank, N.A. as Administrative Agent and various other banks as Lenders.

10.2	Executive Severance Compensation Plan, executed September 24, 2012.